SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 1, 2008
MILESTONE SCIENTIFIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26284	13-3545623

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07034
(Address of principal executive office) (Zip Code)
Registrant’s telephone number, including area code (973) 535-2717
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01: Other Matters
Item 9.01: Financial Statements and Exhibits
SIGNATURES
EX-99.1: PRESS RELEASE

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective October 1, 2008, Joseph D’Agostino was elected as Chief Financial Officer of Milestone. Since January 29, 2008, Mr. D’Agostino has served as Milestone’s Acting Chief Financial Officer. Background information on Mr. D’Agostino may be found in Milestone’s Form 8-K previously filed on January 30, 2008.

Item 8.01:	Other Matters.
     On October 1, 2008, Milestone acquired additional patent rights with respect to painless anesthetic injections, through the issuance of restricted common stock, and settled existing litigation with Dr. Milton Hodosh.
     A copy of the press release announcing Milestone’s acquisition of the patent rights and settlement of existing litigation with Dr. Milton Hodash is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing of Milestone under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01:	Financial Statements and Exhibits
     (d) Exhibits:

99.1	Press Release dated October 2, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.
By:	/s/ Joe W. Martin
Joe W. Martin
Chief Executive Officer

Dated: October 1, 2008